UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2003 (June 1, 2003)

RAYBOR MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29905	98-0220848
(State or other jurisdiction of incorporation or organization)	Commission File Number)	(I.R.S. Employer Identification No.)

355 Industrial Circle, White City, OR	97503
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 541-826-2296

Item 2. Acquisition or Disposition of Assets.

Acquisition of IC Marketing, Inc., American Consumer Publishing Association, Inc., Freedom Financial, Inc. and Back 2 Backs, Inc.

Effective as of June 1, 2003, Raybor Management, Inc. (the “Company”) acquired all of the issued and outstanding shares of capital stock of four corporations in exchange for the issuance of shares of the Company’s common stock. The acquired corporations, which are now wholly-owned subsidiaries of the Company, are IC Marketing, Inc., a Nevada corporation (“ICM”), American Consumer Publishing Association, Inc., an Oregon corporation (“ACPA”), Back 2 Backs, Inc., an Oregon corporation (“B2B”) and Freedom Financial, Inc., an Oregon corporation (“Freedom”). ICM and ACPA are in the magazine subscription business. B2B is in the business of operating medical clinics for the treatment of lower back disorders through a new technology called spinal decompression. Freedom is in the business of providing account receivable and equipment lease financing, business loans and other financial advisory services to third parties.

Dennis L. Simpson, the majority shareholder of the Company, was also the majority shareholder of ICM and ACPA and a shareholder of B2B. Mr. Simpson is also the President and a director of ICM and of ACPA. Robert G. Couch, the Company’s Senior Vice President and Chief Marketing Officer and a director, was a shareholder of ACPA and is a director of ICM. David A. Yost, the Company’s Chief Financial Officer and a director, was a shareholder of ACPA and is the Chief Financial Officer of both ICM and ACPA. Alan R. Herson, the Company’s Corporate Counsel, Secretary and a director, was a shareholder of ACPA and Corporate Counsel of both ICM and ACPA. William S. Strickler and Stephen A. Pugsley, Sr., directors of the Company, were also shareholders of ACPA and are directors of both ICM and ACPA. Mr. Pugsley is also Senior Vice President, Operations of B2B. Jeffrey D. Hoyal, the Company’s President and Chief Executive Officer and a director, was the sole shareholder of Freedom and a shareholder of B2B. He also serves as President of both Freedom and B2B. In addition to the above individuals, the remaining shareholders of ICM (one individual), ACPA (three individuals) and B2B (three individuals) received shares of the Company’s common stock in the acquisition. The Company intends to continue the businesses currently conducted by each of ICM, ACPA, B2B and Freedom as wholly-owned subsidiaries of the Company.

Messrs. Simpson, Hoyal, Yost, Couch, Herson, Pugsley and Strickler, as well as the other shareholders of ICM, ACPA, Freedom and B2B, exchanged all of their shares of common stock of such entities for an aggregate of 29,156,180 shares of the Company’s common stock. The number of shares in each of ICM, ACPA, B2B and Freedom exchanged by, and the number of shares of the Company’s common stock issued to, the shareholders of ICM, ACPA, B2B and Freedom, based on the evaluation by the Company’s Board of Directors of the relative valuations of each of the acquired entities, are as follows:

Name	Shares Exchanged	Company Shares Issued
Dennis L. Simpson	2,500 shares of ICM	17,000,000
	1,000 shares of ACPA	2,000,000
	186 shares of B2B	600,036

	Total:	19,600,036

Jeffrey D. Hoyal	1,000 shares of Freedom	4,000000
	186 shares of B2B	600,036

	Total:	4,600,036

Noreen M. Ackermann	295 shares of ICM	2,000,000
Thomas J. Purtzer	186 shares of B2B	600,036
Mark D. Petersen	186 shares of B2B	600,036
Robert J. Trujillo	186 shares of B2B	600,036
David A. Yost	100 shares of ACPA	200,000
Robert G. Couch	100 shares of ACPA	200,000
Alan R. Herson	100 shares of ACPA	200,000
Stephen A. Pugsley	100 shares of ACPA	200,000
William S. Strickler	100 shares of ACPA	200,000
Cathleen L. Thumler	25 shares of ACPA	50,000
Raymond L. Ayala	25 shares of ACPA	50,000
Noel M. Littlefield	25 shares of ACPA	50,000

	Total:	29,156,180

IC Marketing, Inc. and American Consumer Publishing Association, Inc.

IC Marketing, Inc. (“ICM”) is a Nevada corporation formed by Dennis L. Simpson in December 1997. American Consumer Publishing Association, Inc. (“ACPA”) is an Oregon corporation formed by Mr. Simpson in February 2001. ICM and ACPA, both based in White City, Oregon, comprise one of the largest independent direct marketing magazine subscription sales agents in the U.S. ICM obtains customer data bases and mailing lists, produces direct mail offers for new magazine orders and renewals, works with independent print shops and mail processing firms for the distribution and mailing of offers, and issues invoices to customers for installment payments, and customers electing “bill me later” payment terms. ACPA provides data processing services for customer orders, management and consulting assistance to ICM, including legal, accounting, and general operations, processing of customer payments, follow-up on delinquent accounts, and customer service such as assistance with renewals, change of address requests, refunds and cancellations, and other customer support.

ICM uses two separate but interrelated marketing channels to promote the sales of publications:

•	Direct Mail – ICM has developed a sophisticated direct mail subscription program focused on publications that represent high margins in their subscription price for ICM. In addition to ICM’s own databases, it acquires mailing lists from list brokers.

•	Telemarketing – ICM uses telemarketing to support direct mail efforts at its call center in White City, Oregon. The call center acts as a facility for incoming orders solicited by the direct mail subscription pieces as well as a customer support center.

ICM employs approximately 50 full time and 10 part time employees and occupies a 6,000 square foot facility in White City, Oregon. General administration, order processing, customer service and support, telemarketing, legal, finance and information technology support take place within this facility.

Back 2 Backs, Inc.

Back 2 Backs, Inc. (“B2B”) is an Oregon corporation formed in October 2000. B2B currently operates four medical clinics offering treatment for chronic lower back pain using a relatively new non-surgical technology called spinal decompression. B2B’s clinics are located in Medford and Eugene, Oregon, Fresno, California and Reno (Sparks), Nevada. The decompression technology used by Back 2 Backs is the DRX 9000 spinal decompression table manufactured by Axiom Worldwide of Tampa, Florida. The DRX 9000 represents a significant innovation in the biotechnology of chronic back pain relief, and was FDA approved in 2001 for use in the performance of patient spinal decompression. The DRX 9000 was designed to lower intradiscal pressures in a controlled manner for a sustained period of time. The DRX 9000 uses exclusive technology to gradually relieve neurocompression often associated with lower back pain. The process can relieve pain by enlarging disc space, reducing herniation, strengthening outer ligaments to help move herniated areas back into place, and reversing high intradiscal pressures through application of negative pressures.

B2B employs approximately 25 full time employees and one part time employee. Each of B2B’s clinics is designed to operate in a space with a minimum of 3,000 square feet. B2B owns the buildings in which three of the facilities are located and leases the fourth facility with an option to buy. Each location employs an office manager, two DRX 9000 technicians and a licensed therapist. In addition, a licensed physician is retained on an independent contractor basis to evaluate the suitability of treatment for prospective patients.

Freedom Financial, Inc.

Freedom Financial, Inc. (“Freedom”) was incorporated in Oregon in October 2001. Freedom is a specialized commercial finance company principally engaged in providing small to medium sized companies with working capital through the discounted purchase of their accounts receivable, the financing of the manufacturing costs of products for which they have an existing purchase order, or by providing lines of credit to those companies. By utilizing the services provided by Freedom, clients can generally achieve a shorter average collection time on receivables than they would on their own. This immediate access to working capital, expedited by a rapid approval process, enables the client to gain access to and realize improved terms and discounts on the purchase of goods and services from suppliers. The practice of purchasing accounts receivables is known as “factoring”, and the practice of short-term financing of manufacturing costs is known as “purchase-order financing”. Factoring, purchase-order financing and lines of credit are all forms of “asset-based financing”. Freedom also provides lease transaction brokering of medical equipment and business loans to individuals and companies in the Medford, Oregon area. Freedom has made three loans, in the aggregate amount of approximately $1,150,000, to B2B to fund the acquisition of B2B’s spinal decompression facility in Fresno, California and two DRX 9000 spinal decompression machines for that facility (see “Back 2 Backs, Inc.” above).

Freedom also provides assistance to clients in the form of credit information, accounts receivable management, accounts receivable collections and financial statement review. These other services provide value to the client by reducing their accounts receivable, credit, collection, and accounting costs and responsibilities, and reducing their exposure to potentially problematic customers.

Freedom’s Medford, Oregon office comprises approximately 3500 square of leased office space and employs three full time employees.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 7 of Form 8-K of IC Marketing, Inc., American Consumer Publishing Association, Inc., Back 2 Backs, Inc. and Freedom Financial, Inc. are not included in this report and will be filed not later than August 15, 2003 (60 days after the date that this Form 8-K must be filed).

(b) Pro forma financial information.

The pro forma financial information required by Item 7 of Form 8-K are not included in this report and will be filed not later than August 15, 2003 (60 days after the date that this Form 8-K must be filed).

(c) Exhibits.

10.1 – Share Exchange Agreement dated June 1, 2003 among the Raybor Management Inc., IC Marketing, Inc., Dennis L. Simpson and Noreen M. Ackermann.

10.2 – Share Exchange Agreement dated June 1, 2003 among the Raybor Management Inc., American Consumer Publishing Association, Inc., Dennis L. Simpson, Robert G. Couch, Alan R. Herson, David A. Yost, William S. Strickler, Stephen A. Pugsley, Sr., Catherine L. Thumler, Raymond L. Ayala and Noel M. Littlefield.

10.3 – Share Exchange Agreement dated June 1, 2003 among the Raybor Management Inc., Freedom Financial, Inc. and Jeffrey D. Hoyal.

10.4 – Share Exchange Agreement dated June 1, 2003 among the Raybor Management Inc., Back 2 Backs, Inc., Dennis L. Simpson, Jeffrey D. Hoyal, Thomas J. Purtzer, Mark D. Peterson and Robert J. Trujillo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYBOR MANAGEMENT INC.

June 13, 2003	/s/ JEFFREY D. HOYAL
Jeffrey D. Hoyal President and Chief Executive Officer